COMPANY CONTACT:         FOR IMMEDIATE RELEASE
ir@sbow.com
(281) 874-2700, (888) 991-SBOW

SilverBow Resources Extends Stockholder Rights Plan

Houston, TX – May 16, 2023 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced that its Board of Directors (the “Board”) has unanimously approved an amendment to the Company's existing stockholder rights plan (the “Rights Plan”), pursuant to which the expiration date has been extended from today to the close of business on the first day following the date of the Company’s 2024 annual meeting of stockholders, which is currently expected to be held on Tuesday, May 21, 2024, unless the rights are earlier redeemed or exchanged. All other terms and conditions of the Rights Plan adopted in September 2022 remain unchanged.
SilverBow’s Board is committed to acting in the best interests of all of the Company’s stockholders. In September 2022, the Board adopted the Rights Plan in response to significant accumulations of portions of SilverBow outstanding common stock by a third party. The Rights Plan is designed to enable all stockholders to realize the value of their investment and to promote the fair and equal treatment of all stockholders. In approving the extension, the Board evaluated the continued risk for a single stockholder or group of stockholders to make efforts to obtain control of the Company without paying a control premium.
The Board may consider an earlier termination of the Rights Plan if market and other conditions warrant.
Additional details regarding the amendment to the Rights Plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission along with a copy of the amendment to the Rights Plan.
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs that it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on the Company’s website is not part of this release.
FORWARD-LOOKING STATEMENTS
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this press release, including those regarding our strategy, the benefits and impacts of the Rights Plan, relations with shareholders, plans and objectives of management, and the date of the 2024 annual shareholders meeting are forward-looking statements. When used in this report, the words “may,” “expect,” “designed” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: actions by shareholders and other stakeholders; our ability to execute on strategic initiatives; and other risks and uncertainties discussed in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.